Exhibit 10.12

MAIA BIOTECHNOLOGY, INC.

MANAGEMENT STOCK OPTION AWARD AGREEMENT

Options Grant (Ref: Compensatory)

Name of Grantee:
Date of Grant:
Vesting Commencement Date:
Number of Option Shares:
Option Price:
Type of Options:	: Incentive Stock Option (ISO)
: Non-qualified Stock Option (NSO or NQSO)
Applicable Plan:	2018 Stock Option Plan (as amended by the 2020 AMENDED AND RESTATED STOCK OPTION AWARD AGREEMENT - attached)
Vesting:	Options shall vest daily for Quarter 2 2021
Purpose:	Compensatory management options per employment agreement

THIS AGREEMENT SHALL BE VOID IF IT HAS NOT BEEN EXECUTED AND RETURNED TO THE COMPANY WITHIN 30 DAYS AFTER THE DATE OF GRANT. THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES UNDERLYING THIS OPTION AGREEMENT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION. GRANTEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE PLAN.

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MAIA BIOTECHNOLOGY, INC.

STOCK OPTION AWARD AGREEMENT

This OPTION AWARD AGREEMENT (this "Agreement") is made as of the "Date of Grant" by and between MAIA Biotechnology, Inc., a Delaware corporation (the "Company"), and the recipient named above (the "Grantee"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

In consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the provisions of which are incorporated herein by reference, the Company hereby grants to the Grantee as of the Date of Grant a stock option (the "Option") to purchase the number of Shares shown on the cover page hereof (the "Option Shares"). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price per Option Share at which the Option Shares may be purchased pursuant to this Option shall be as set forth on the cover page hereof (the "Option Price"). If so noted on the cover page hereof, the Option is intended to be an "incentive stock option" within the meaning of that term under Section 422 of the Code, and this Agreement shall be construed in a manner that will enable the Option to be so qualified.

2.

Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 10 hereof, shall expire ten (10) years from the Date of Grant (the “Exercise Period”).

3.

Right to Exercise. Subject to the expiration or earlier termination of this Option in accordance with its terms, this Option shall vest and become exercisable as set forth on the cover page hereof. To the extent the Option is vested and exercisable, it may be exercised in whole or in part. The Grantee shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to him or her upon the complete and valid exercise of all or part of this Option. The

Company may require, as a condition to the exercise of this Option, that the Grantee agree to be bound by any stockholders agreement among all or certain stockholders of the Company that may then be in effect, or certain provisions of any such agreement that may be specified by the Company, either in addition to or in lieu of the provisions of this Agreement (as determined by the Company).

4.

Early Exercise. This Option may be exercised at any time prior to vesting, provided, that until such time as the Option Shares are fully vested in accordance with the terms of this Agreement such Option Shares shall remain subject to the additional restrictions applicable to unvested Option Shares described herein and in the Plan.

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5.

Change in Control. Notwithstanding Section 20(a) of the Plan, contingent upon the occurrence, and immediately prior to the closing, of a Change in Control any unvested portion of this Option shall become immediately vested and exercisable in full.

6.

Option Nontransferable. The Option granted hereby shall be neither transferable nor assignable by the Grantee except by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Grantee in a fiduciary capacity under state law and court supervision.

7.	Notice of Exercise; Payment.

a.

Subject to the terms and conditions set forth herein, the purchase rights represented by this Option are exercisable by the Grantee in whole or in part, at any time, or from time to time, during the Exercise Period, by the surrender of this Option and a notice of exercise in the form attached hereto as Exhibit A (the “Notice of Exercise”) duly completed and executed by or on behalf of the Grantee, at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Grantee), and upon payment of the Option Price for each of the Option Shares to be issued pursuant to such exercise (i) in cash or other immediately available funds or (ii) by a cashless exercise in accordance with Section 7.c.

b.

This Option shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Option Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Option Shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within twenty (20) business days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Option Shares issuable upon such exercise; provides such Option Shares are to be issued in certificated form. In the event that this Option is exercised in part, the Company at its expense will execute and deliver a new Option of like tenor exercisable for the number of Option Shares for which this Option may then be exercised.

c.

Notwithstanding any provisions herein to the contrary, in lieu of exercising this Option through the payment of the Exercise Price with cash or other immediately available funds, the Grantee may elect to receive Option Shares with a value equal to the value (as determined below) of this Option (or the portion thereof being exercised) by surrender of this Option together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of Option Shares computed using the following formula:

Y(A − B)

X =

A

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Where:

X	= the number of Option Shares to be issued to the Grantee;

Y	= the number of Option Shares purchasable under the Option or, if only a portion of the Option is being exercised, the portion of the Option being exercised;

A	= the Fair Market Value of one Option Share; and

B	= Option Price

8.

No Fractional Shares or Scrip. No fractional Option Shares or scrip representing fractional Option Shares shall be issued upon the exercise of this Option. In lieu of any fractional Option Shares to which the Grantee would otherwise be entitled, the Company shall round the number of Option Shares issuable upon exercise of this Option up or down, as applicable, to the nearest whole Option Share.

9.

Rights as Stockholders. The Grantee, as a holder of this Option, shall not be deemed the holder of the underlying Option Shares for any purpose, nor shall anything contained herein be construed to confer upon the Grantee, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Option shall have been exercised as provided herein.

10.	Termination of Agreement. This Agreement shall terminate, and the Option granted hereby shall expire automatically and without further notice on the following date:

a.

Upon expiration of the Exercise Period. Notwithstanding anything to the contrary in this Agreement or in the Plan, including Section 5(i) of the Plan, should the Grantee’s employment with the Company terminate for any reason other than death, Disability or Cause, this Option shall remain exercisable in accordance with its terms for the duration of the Exercise Period.

b.

This Agreement shall not be exercisable for any number of Option Shares in excess of the number of Option Shares for which this Agreement is then exercisable, pursuant to Section 3 hereof, on the date of termination of employment or other service. For the purposes of this Agreement, the continuous employment or other service of the Grantee with the Company shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company, by reason of the transfer of his or her employment among the Company and its Subsidiaries or a leave of absence of not more than thirty (30) days unless otherwise approved by the Board.

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11.

Company's Right of Repurchase and Right of First Refusal. In addition to all other applicable provisions of the Plan, the Option Shares shall be subject to the Repurchase Right set forth in Section 7 of the Plan and the Right of First Refusal set forth in Section 8 of the Plan.

12.

Compliance with Law. Notwithstanding any other provision of this Agreement, the Option shall not vest or be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

13.

No Tax Advice. THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING OPTIONS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE GRANTEE ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE GRANTEE.

14.

Lock-Up Agreement. The Grantee agrees that, if requested by the Company in connection with an Initial Public Offering, the Grantee will not sell, offer for sale or otherwise dispose of the Option Shares for such period of time as is determined by the Board, provided that at least of the majority of the Company's Directors and officers who hold Options or Shares at such time are similarly bound.

15.

Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's consent.

16.

Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

17.

Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with this Option or its exercise.

18.

Successors and Assigns. Without limiting Section 5 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

19.

Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the internal laws of the State of Delaware, without regard to such state’s conflicts of law rules.

20.

Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: Chief Executive Officer, and any notice to the Grantee shall be addressed to the Grantee at his or her address on file with the Company. Any written notice required to be

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given to the Company shall be deemed to be duly given only when actually received by the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate.

MAIA BIOTECHNOLOGY, INC.	“Grantee”

By:  By:

_____________________________ ____________________________

Name: Title: Date: _______________________	Name: Date: _______________________

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Options Exercise Form

MAIA Biotechnology, Inc.

Attention: Chief Executive Officer

Dear Sir or Madam:

In accordance with and subject to the terms and conditions of the applicable Plan, I, the undersigned Grantee, hereby elect to exercise my Option granted pursuant to the Amended and Restated Stock Option Award Agreement dated _______________________ (the “Agreement”), to purchase that number of shares of common stock, par value $0.0001 per share (the “Common Stock”), of MAIA Biotechnology, Inc. (the “Company”) as is set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Option Information:

Date of Grant:
Number of Option Shares:
Option Price:
Type of Options:	_________ : Incentive Stock Option (ISO)
Exercise Information:	- : Non-qualified Stock Option (NSO or NQSO)
Number of Option Shares Being Exercised:	: Incentive Stock Option (ISO)
Total Exercise Price for Number of Option	- : Non-qualified Stock Option (NSO or NQSO)
Shares Being Exercised:	$
Form of Payment (check all that apply):	____ by check for $ payable to “MAIA Biotechnology, Inc.”
Name in which the Options Shares should	____ by reduction in the number of Option Shares otherwise deliverable upon exercise of this Option in accordance with the Option cashless exercise provision.
be registered:
Address for delivery of the certificate:

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Representations and Warranties of Grantee:

I hereby represent and warrant that I am acquiring the Option Shares purchased hereunder for investment purposes and not with a view to the sale or distribution thereof. I understand that such Option Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, by reason of their issuance in a transaction exempt from the registration requirements thereof and that the Option Shares may not be resold or otherwise transferred except pursuant to an effective registration statement unless the Company determines that such resale or other transfer may be effected without registration by virtue of an exemption therefrom.

I understand that the Option Shares acquired through the exercise of my Option granted under the Agreement is subject to rights of first refusals, restrictions on transfer and other restrictions set forth in the Plan, the Company’s certificate of incorporation, by-laws, and other pertinent stockholders’ agreements that may be in place and as amended, restated or otherwise modified from time to time. If requested by the Company, I agree to read, execute and deliver counterpart signature pages to any stockholders’ agreements that may be required to be entered into by me in connection with the exercise of my Option hereby.

Sincerely yours,

Dated:

Name:

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